Exhibit 99.1

For Immediate Release

NR 11-0407

Contact:	Paul Gennaro
SVP & Chief Communications Officer
212.973.3167
Paul.Gennaro@aecom.com

AECOM appoints John M. Dionisio chairman of board

Burke named president, Chmielinski named COO, Kadenacy named CFO

LOS ANGELES (April 25, 2011) — AECOM Technology Corporation (NYSE: ACM), a leading provider of professional technical and management support services for government and commercial clients around the world, announced today that John M. Dionisio has been appointed chairman of the Board of Directors, succeeding Richard G. Newman, effective Oct. 1, 2011.  Dionisio will continue to serve as chief executive officer (CEO) of AECOM.

Dionisio, who has served as president and CEO since 2005, has been with the company since 1971.  Newman will continue to serve as a member of AECOM’s Board of Directors, in the role of chairman emeritus.

“On behalf of the AECOM Board of Directors, I am pleased to announce John’s appointment as chairman,” said Newman.  “As our president and CEO, he has successfully advanced AECOM’s growth strategy — significantly expanding our service offerings and markets, growing our global footprint and delivering superior business results.”

Since 2005, AECOM has grown its annual gross revenue from $2.4 billion to approximately $7 billion, increased its workforce from nearly 28,000 to approximately 45,000 employees, and expanded its global footprint to more than 125 countries.  The company has also completed more than 30 acquisitions.

“AECOM is well positioned to capitalize on new growth opportunities across our end markets and around the world,” said Dionisio.  “I am honored to be appointed chairman, and I look forward to continuing to work with the board, and our management team, to advance our global growth strategy.”

The company also announced that Michael S. Burke has been appointed president, and Jane A. Chmielinski has been appointed chief operating officer and president of the Americas, effective Oct. 1, 2011.  Burke, who joined the company in 2005, was named chief financial officer (CFO) in 2006.  Chmielinski joined the company in 1993 and has served as executive vice president in charge of Americas operations, and chief corporate officer, since 2009.

Additionally, Stephen M. Kadenacy, who joined AECOM in 2008 as senior vice president, Finance, will succeed Burke as executive vice president and CFO, effective Oct. 1, 2011.

“We are fortunate to have a strong executive management team that includes dynamic leaders such as Mike, Jane and Steve,” Dionisio said.  “Our ability to promote from within speaks to our commitment to grow and develop our staff at all levels, including our senior leaders.  Looking forward, we are excited by the opportunities on the horizon for AECOM’s 45,000 people around the world.”

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About AECOM

AECOM is a global provider of professional technical and management support services to a broad range of markets, including transportation, facilities, environmental, energy, water and government.  With approximately 45,000 employees around the world, AECOM is a leader in all of the key markets that it serves.  AECOM provides a blend of global reach, local knowledge, innovation and technical excellence in delivering solutions that create, enhance and sustain the world’s built, natural, and social environments.  A Fortune 500 company, AECOM serves clients in more than 125 countries and had revenue of $7.0 billion during the 12 months ended Dec. 31, 2010.  More information on AECOM and its services can be found at www.aecom.com.

Forward-Looking Statements: All statements in this press release other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any projections of earnings, statements of plans for future operations or expected revenue.  Actual results could differ materially from those projected or assumed in any of our forward-looking statements.  Important factors that could cause actual results to differ materially from our forward-looking statements are set forth in our quarterly report on Form 10-Q for the fiscal quarter ended Dec. 31, 2010, and our other reports filed with the U.S. Securities and Exchange Commission.  AECOM does not intend, and undertakes no obligation, to update any forward-looking statement.

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